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                                                                     EXHIBIT 1.1

UNDERWRITING AGREEMENT

among

(1)  COPE,  Inc. (the "Company")
and

(2)  Mr  Uwe Hinrichs (the "Selling Stockholder")

and

(3)  Mr Stephan Isenschmid

and

(4)  Mr Adrian Knapp

((3) and (4), collectively referred to as the  "Major Existing Stockholders")


and

(5)  Norddeutsche Landesbank Girozentrale, Hannover
     ("NORD/LB",  "Lead Manager" or  "Representative")

and

(6)  HSBC Trinkaus & Burkhardt Kommanditgesellschaft auf Aktein, Dusseldorf

and

(7)  Bank Julius Bar & Co. AG, Zurich

((5), (6) and (7), collectively referred to as the "Underwriters")


(A) COPE, Inc. is a stock corporation incorporated under the laws of the State of Delaware.

(B) As of the date hereof, the authorised stock of the Company as defined in the Certificate of Incorporation as amended to date consists of 30,000,000 shares of common stock, par value USD 0.001 per share and 5,000,000 shares of preferred stock, USD 0.001 par value per share of which ........ shares of common stock and no shares of preferred stock are outstanding as of the date hereof (hereinafter referred to as the " Common Stock" or the "Share Capital").

(C) The Company has engaged the Lead Manager to manage the Secondary Public Offering of the "Offered Shares" (as hereinafter defined) by the Underwriters (the "Offering").

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(D) The Selling Stockholder desires, subject to the conditions stated in the
    Underwriting Agreement (hereinafter the "Agreement"), to sell to NORD/LB, acting in the name and for account of the Underwriters and NORD/LB, acting in the name and for account of the Underwriters, desires to acquire and purchase, an aggregate of 200,000 shares of Common Stock (the "Selling Stockholder Shares").

(E) For purposes of the Offering, the Company desires to issue and sell to NORD/LB, acting in the name and for account of the Underwriters, and NORD/LB, in the name and for account of the Underwriters, desires to acquire and purchase, subject to the terms and conditions set forth herein, 400,000 shares of common stock ("New Shares") ("New Shares" and the "Selling Stockholder Shares" collectively referred to as the "Firm Shares").

(F) The Major Existing Stockholders propose to sell, subject to the terms and conditions as set forth herein, up to a maximum of 100,000 shares of Common Stock (the "Greenshoe Shares"; the Greenshoe Shares and the Firm Shares, collectively referred to as the "Offered Shares"; the New Shares and the Common Stock hereinafter referred to as the "Shares" ). If requested by the Lead Manager in accordance with Article 1 (b) hereof, the Major Existing Stockholders shall subject to the terms and conditions set forth therein sell and the Lead Manager shall acquire and purchase the Greenshoe Shares.

(H) For purposes of the Offering, the Company has prepared a German securities sales prospectus/company report (Verkaufsprospekt/ Unternehmensbericht) (the "German Listing Prospectus") and a U.S. Prospectus (as defined herein and hereinafter referred to as the "US Prospectus") (the "German Listing Prospectus" and the "U.S. Prospectus", collectively referred to as the "Offering Documents".

(I) As of the date hereof, application has been made to have the Shares of the Company (i) admitted to the Regulated Market (Geregelter Markt) with trading on the "Neuer Markt", a market segment of the Frankfurt Stock Exchange ;
    (ii) listed on the NASDAQ National Market ("NASDAQ") (such stock exchanges, collectively, the "Stock Exchanges") and (iii) a Registration Statement on Form SB-2 ("Registration Statement") (File No. 333______) filed by the Company under the U.S. Securities Act of 1933, as amended ("Securities Act"), with respect to the Offered Shares declared effective by the Securities and Exchange Commission ("Commission").

(J) The Company and the Underwriters have agreed that 25,000 of the New Shares shall be allocated on a preferential basis by the Lead Manager to persons designated by the Company in writing (the "Friends and Family Shares"). The Company ensures the full and timely fulfillment of all obligations incurred by the individuals to whom shares are allocated on a preferential basis.

(K) As of the date hereof , the Underwriters have entered into an agreement dated 5 May, 1999 which sets forth certain understandings and agreements among the Underwriters in connection with the Secondary Public Offering of COPE, Inc. (the "Agreement among Underwriters").

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Article 1

Purchase and Delivery of Offered  Shares - First  and Second Closing


(a) (i) Subject to the terms and conditions herein set forth, the Company agrees to issue and sell and the Selling Stockholder agrees to sell to the Underwriters, for this purpose represented by NORD/LB, acting in the name and for account of the Underwriters, the Firm Shares and NORD/LB, in the name and for account of the Underwriters agrees to acquire and purchase from the Company and the Selling Stockholder the New Shares and the Selling Stockholder Shares, respectively, and pay to the Company and the Selling
    Stockholder the Offer Price (.... EURO/Firm Share) -- the Offer Price shall not fall short of the minimum of the bookbuilding range -- for the aggregate number of New Shares and Selling Stockholder Shares, respectively, less a deduction of the expenses and commissions, as specified in Articles 4 and 5 of which 2/3 shall be borne by the Company and of which 1/3 shall be borne by the Selling Stockholder and, in the case of the New Shares, less a deduction of the initial payment pursuant to Subsection (iii)(A) below.

    The Offer Price shall be determined in a separate Pricing Agreement which shall be concluded between the Company, the Selling Stockholder and the Lead Manager and shall be substantially in the form set forth in Annex I. The bookbuilding period is intended to be four days, but it may be reduced by the Representative in its reasonable discretion in agreement with the Company.

    (ii) The number of Selling Stockholder Shares and New Shares which any particular Underwriter shall be required to purchase pursuant to this Agreement shall not exceed the maximum set forth, collectively, opposite such Underwriter's name in Schedule I hereto.

    (iii)
    (A) Delivery of the Offered Shares shall be on 3 September 1999 and an initial payment for the New Shares, i.e. the transfer of the nominal value of USD 0.001/New Share for the aggregate number of New Shares, shall also be on 3 September 1999 or at such other time or date as the Lead Manager, the Company, the Selling Stockholder and the Major Existing Stockholders may agree upon. Such time and date of delivery and payment will hereinafter be referred to as the "First Closing Date".

    (B) On the first day after listing of the Firm Shares at the Frankfurt Stock Exchange, Neuer Markt on 8 September 1999 (the "Second Closing Date"), the Offer Price for the aggregate number of New Shares and the Selling Stockholder Shares, respectively, shall be transferred to the Company and the Selling Stockholder, respectively, less, in accordance with Article 1
    (a)(i), a deduction of the expenses and commissions, as specified in Articles 4 and 5 and the initial amount, in the case of the New Shares, paid following Article 1 (iii)(A).

    Any such payments shall be made to the accounts - designated by the relevant parties to this Agreement and as specified in Article 17 (e) - of the Company and the Selling Stockholder by wire transfer in immediately available funds.

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    (all actions described in this Article 1 (iii)(B) shall hereinafter be referred to as the  "Second Closing")

(b) Subject to the terms and conditions of this Agreement and for the purpose of covering any over-allotments in connection with the distribution and sale of the Shares, each of the Major Existing Stockholders , hereby grants to NORD/LB an option to acquire and purchase up to 50,000 shares from each of the Major Existing Stockholders. The Offer Price to be paid for any Greenshoe Share shall be the same as the price paid for a Firm Share set forth above in Article 1 (a)(i) and as agreed on in the Pricing Agreement. The option granted hereby may be exercised as to all or any part of the Greenshoe Shares from time to time within thirty (30) calendar days after the first day of listing of the Shares at the Frankfurt Stock Exchange, "Neuer Markt" ( the "Exercise Period ") by giving an exercise notice (the "Exercise Notice"); provided, however, that NORD/LB shall not exercise a Greenshoe option with respect to one of the Major Existing Stockholders and not the other and that any exercise of the Greenshoe options shall be made pro rata between both of the Major Existing Stockholders. The Exercise Notice shall be given, in accordance with Article 11, to the Major Existing Stockholders on a day when the Stock Exchanges are open for trading ("Business Day") and shall state the aggregate number of Greenshoe Shares to be acquired and purchased from each of the Major Existing Shareholders . NORD/LB shall not be under any obligation to purchase any of the Greenshoe Shares.

    The Lead Manager agrees, following the delivery of the Exercise Notice, to acquire and purchase the number of Greenshoe Shares as specified in the Exercise Notice, and pay to the Major Existing Stockholders the aggregate Offer Price for such number of Greenshoe Shares by wire transfer in immediately available funds to the accounts as specified by the Major Existing Stockholders in Article 17 (d), less a deduction of the Underwriters' selling and underwriting commission, as specified in Article 5; such payment shall be initiated no later than the third Business Day following the receipt of the Exercise Notice. Provided that the Lead Manager does not exercise the Greenshoe Option or determines to exercise only a part thereof, such Greenshoe Shares as delivered on the First Closing Date shall be transferred to the Major Existing Stockholders to the extent that such Greenshoe Option were not exercised within the Exercise Period. Such transfer shall be initiated within three Business Days following the expiration of the Exercise Period to the accounts designated by the Major Existing Stockholders in Article 17 (d).

(c) On the First Closing Date, the Global Share Certificates (representing the Offered Shares ) shall be deposited by the Company, the Selling Stockholder and by each of the Major Existing Stockholders, respectively, with Depositary Trust Company ("DTC") or its subsidiary. The Offered Shares shall be delivered by book-entry transfer in DTC for credit to Deutsche Borse Clearing's ("DBC") account No. 2000 at DTC or its subsidiary with the purpose of further book-entry transfer to NORD/LB's account number 8019 at DBC. Such delivery shall be effected on the First Closing Date.

    The Firm Shares to be delivered to HSBC Trinkaus & Burkhardt KGaA and Bank Julius Bar & Co. AG, Zurich shall be transferred by the Lead Manager by book-

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     entry transfer to the respective accounts as designated by each
     Underwriter, in such amount as the Lead Manager may designate. Such delivery shall be effected on the first day of listing of the Shares at the Frankfurt Stock Exchange, "Neuer Markt".

(d) 10,000 of the Firm Shares will be offered by means of the Internet ("Internet Subscription") by NORD/LB through its selling agent under terms as agreed on between the Company and the Lead Manager. The Internet
     Subscription will be conducted for a period of three days (from ..... until
     .....).

(e) Each of the Underwriters shall acquire sole title to the Firm Shares purchased by it pursuant to this Agreement. The Underwriters shall be neither joint debtors nor joint creditors; there shall be no joint or fractional co-ownership in respect of the Firm Shares among the several Underwriters.

(f) It is agreed that the Company, the Selling Stockholder and the Major Existing Stockholders shall deliver the Offered Shares free and clear of liens, encumbrances, equities or claims.


Article 2  Warranties

(a)  Warranties of the Company

     As a condition of the obligation of the Underwriters to purchase the Firm Shares, the Company warrants to, regardless of fault, in the form of an independent guarantee and to each of the Underwriters that:

     Offering Documents

     (i) Each Offering Document as of the date hereof does not, and each Offering Document at the Second Closing Date will not (and any amendment or supplement thereto as of the date thereof and at the Second Closing Date will not), contain any inaccurate, untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty as to statements or omissions made in any Offering Document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Lead Manager specifically for use therein.

     Without limitation to the foregoing, the statements set forth under the captions "Risikofaktoren/Risk factors", "Kapitalverhaltnisse"/"Description of Securities" "Geschaftstatigkeit"/"Business of COPE", "Angaben uber den jungsten Geschaftsgang und die Geschaftsaussichten des Emittenten" / "Recent Developments and Business Prospects" or the facts relating to Intellectual Property (as defined herein) of the Company or any of its Subsidiaries and the HICOMP acquisition are accurate, complete and correct in all material respects.

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     (ii) Except as permitted by the Securities Act, the Company and none of its
     Subsidiaries as defined in Article 17 (b) of this Agreement have distributed or have caused to distribute and, prior to the later of the Second Closing Date and the completion of the distribution of the Firm Shares, will distribute or cause to distribute any offering material in connection with the Offering other than the Offering Documents and any amendment or supplement thereto.

     (iii) Subsequent to the respective dates as of which information is given in the Offering Documents, the Company and its Subsidiaries, taken as a whole, have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction which is not in the ordinary course of business; the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock; and there has not been any change in the capital stock of the Company, or in the short-term or long-term debt of the Company and its Subsidiaries, taken as a whole, except in each case as described in or contemplated by the Offering Documents.

     (iv) Each Offering Document and any amendment or supplement thereto and the corresponding filing thereof complies and will comply with all legal requirements applicable in the Federal Republic and the United States and all applicable rules and regulations of any competent governmental or regulatory authority or the relevant Stock Exchanges in the Federal Republic of Germany and the United States of America.

     (v) The Company has filed the Registration Statement in respect of the Offered Shares with the Commission ; the Registration Statement, along with all pre-effective amendment with respect thereto filed with the Commission as of the date hereof, each in the form heretofore delivered to the Lead Manager, and excluding exhibits, to the Lead Manager for each of the other Underwriters, have been declared effective by the Commission in such form; no other document with respect to the Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Registration Statement and any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or threatened by the Commission ( any preliminary prospectus included in the Registration Statement or filed with the Commission pursuant to Rule 424 (a) of the rules and regulations of the Act is hereinafter called a "U.S. Preliminary Prospectus"); the various parts of the Registration Statement, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424 (b) under the Securities Act are deemed by virtue of Rule 430A under the Securities Act to be part of the Registration Statement at the time it was declared effective, as amended at the time such part to the Registration Statement became effective, are hereinafter collectively called the "Registration Statement"; and such final prospectus, in the form first filed pursuant to Rule 424 (b) under the Act, is hereinafter called the "U.S. Prospectus".

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     (vi) No order preventing or suspending the use of any Preliminary U.S.
     Prospectus has been issued by the Commission, and the Registration Statement and the U.S. Prospectus and any further amendments or supplements thereto when they become effective or are filed with the Commission, as the case may be, conformed in all material aspects to the requirements of the Securities Act and the rules and regulations of the Commission.

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Capital Stock

     (vii) The Company has an authorised, issued and outstanding capitalisation as set forth in the Offering Documents. All of the issued shares of capital stock of the Company have been duly authorised and validly issued and are fully paid and nonassessable, have been issued in compliance with all applicable federal and state securities laws and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase such securities. The Offered Shares have been duly authorised by all necessary corporate action of the Company, and subject only to the delivery of the consideration required hereunder by the Underwriters have been validly issued, are fully paid and nonassessable and good and marketable title of the Shares will be delivered which are free and clear of any security interests, liens, encumbrances, equities, claims or other defects. Except as set forth in the Offering Document , no holders of outstanding shares of capital stock of the Company are entitled as such to any pre-emptive or other rights to subscribe for any of the shares of capital stock of the Company.

     (viii) Except as disclosed in the Offering Documents, there are no outstanding securities or obligations of the Company or any of its Subsidiaries convertible into or exchangeable for any capital stock of the Company or any such Subsidiary, warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or any such convertible or exchangeable securities or obligations, or obligations of the Company or any such Subsidiary to issue and any such convertible or exchangeable securities or obligations, or any such warrants, rights or options.

     (ix) Except as disclosed in the Offering Documents , neither the Company nor any such Subsidiary owns any shares of stock or any other equity of any corporation or has any equity interest in any firm, partnership, association or other entity, except as described in or contemplated by the Offering Documents.

     Corporate power and authority

     (x) The Company and its Subsidiaries have been duly incorporated and are validly existing as a corporation in good standing under the laws of the jurisdiction of incorporation with full power and authority to own, lease and operate its properties and assets and conduct its respective business as described in the Offering Documents, are duly qualified to transact business and are in good standing in each jurisdiction in which its ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified does not amount to a material liability or disability to the Company and its Subsidiaries, taken as a whole, and has sufficient authority to execute and perform its obligations under this Agreement; The Company and its Subsidiaries each have full power and authority to own, lease and operate its properties and assets and conduct its business as described in the Offering Documents; all of the issued and outstanding shares of capital stock of the Company and each of the Company's Subsidiaries have been duly authorised and are fully paid and nonassessable

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     and, except for directors' qualifying shares and as otherwise set forth in the Offering Documents, are owned beneficially by the Company free and clear of any security interests, liens, encumbrances, equities or claims.

     (xi) The execution and delivery of this Agreement have been duly authorised by all necessary corporate action of the Company, and this Agreement has been duly executed and delivered by the Company and when duly executed and delivered by the other parties hereto will be the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.

     (xii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the issuance and sale of the New Shares to the Underwriters, for such purpose represented by NORD/LB, acting in the name and for account of the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not require the consent, approval, authorisation, registration, filing or qualification of or with any governmental authority, except such as have been obtained or conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, or the charter documents or by-laws of the Company or any of its Subsidiaries, or any statute or any judgement, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its Subsidiaries.

     (xiii) Neither the Company nor any of its Subsidiaries are in violation of any term or provision of its charter documents or by-laws, or in breach of or in default under any statute or any judgement, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to the Company or any of its Subsidiaries, the consequence of which violation, breach or default would have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole.

     (xiv) The Company and each of its Subsidiaries have valid title to all properties and assets owned by each of them, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, with such exceptions that do not materially and adversely affect the value of such property and do not interfere in any material respect with the use made or proposed to be made of such property by the Company or such Subsidiary, and any real property and buildings held under lease by the Company or any such Subsidiary are held under valid, subsisting and enforceable leases, with such exceptions that are not material and do not interfere in any material respect with the use made or proposed to be made of such property and buildings by the Company or such subsidiary, in each case except as described in or contemplated by the Offering Documents

     (xv) The Company and its Subsidiaries have sufficient interests in all patents, trademarks, servicemarks, trade names, copyrights, trade secrets, information, proprietary rights and processes ("Intellectual Property") material for their business as described in the Offering Documents ("Business") and, to the Company's knowledge, necessary in connection with the products and services under development, in each case, to the knowledge of the Company after due inquiry without any conflict with or infringement of the interest of others, and have taken all steps necessary to secure interests in such Intellectual Property from their contractors except as set forth in the Offering Documents, and the Company is not aware of outstanding options, licenses or agreements of any kind relating to the Intellectual Property of the Company which are required to be set forth in the Offering Documents and, except as set forth in the Offering Documents, neither the Company nor any of its Subsidiaries is a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity which are required to be set forth in the Offering Documents. None of the technology employed by the Company has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual or fiduciary obligation binding on the Company or any of its Subsidiaries or any of its directors or executive officers or, to the Company's knowledge, any of its employees or otherwise in violation of the rights of any persons, except as disclosed in the Offering Documents. Neither the Company nor any of its Subsidiaries has received any written or, to the Company's knowledge, oral communications alleging that the Company or any of its Subsidiaries has violated, infringed or conflicted with, or, by conducting its Business as set forth in the Offering Documents, would violate, infringe or conflict with any of the Intellectual Property of any other person or entity other than any such violation, infringement or conflict which would not have a materially adverse effect on the Business, the then current consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole; neither the execution nor the delivery of this Agreement, nor the operation of the Business by the employees of the Company and its Subsidiaries, nor the conduct of the Business as described in the Offering Documents will result in any breach or violation of the terms, conditions or provisions of, or constitute a default under any material contract covenant or instrument known to the Company under which any of such employees is now obligated, and the Company and its Subsidiaries have taken and will maintain reasonable measures to prevent the unauthorised dissemination or publication of their confidential information and, to the extent contractually required to do so, the confidential information of third parties in their possession.

     (xvi) The execution and delivery by the Company of this Agreement, the issue and sale of the Firm Shares, and the compliance by the Company with the provisions of this Agreement and the consummation of the transactions herein and therein contemplated do not require any consent, authorisation, order, registration or qualification (each a "Governmental Authorisation") of or with any court or governmental, regulatory or stock exchange authority having jurisdiction over the Company or any Subsidiary or any of their respective assets, or over the Offering or any portion thereof, (each a "Governmental Authority"), except the registration of the Shares under the securities or similar laws of the United States, the admission to the Regulated Market (Geregelter Markt) with trading on the "Neuer Markt" and such Governmental Authorisations that have been duly obtained and which are in full force and effect and copies of which have been furnished to the Lead Manager.

     Dividends and Distributions

     (xvii) Under applicable law and regulations, no authorisations, approvals, consents or licenses of any governmental authority or regulatory body or agency are required with respect to, and the Company is not currently prohibited, and no Subsidiary of the Company is currently prohibited, in each case directly or indirectly, from paying any dividends or from making any other distribution on the Company's or such Subsidiary's capital stock, respectively, out of positive retained earnings or from repaying to the Company or its stockholders, respectively, any loans or advances to such Subsidiary from the Company or to the Company from such stockholders, as the case may be.

     Taxes

     (xviii) The Company and its Subsidiaries have filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a materially adverse effect on the Company and its Subsidiaries, taken as a whole) and have paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as described in or contemplated by the Offering Documents.

     (xix) No issue or transfer taxes and no other similar taxes or duties are payable by or on behalf of the Underwriters to the Federal Republic of Germany and the United States of America or any political subdivision or taking authority thereof or therein in connection with:

     (i) the sale and delivery by the Company of the New Shares or for the respective accounts of the Underwriters' and

     (ii) the sale and delivery outside the Federal Republic of Germany or the United States of America by the Underwriters of the New Shares to the Underwriters thereof.

     Insurance

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     (xx) The Company and each of its Subsidiaries are insured by insurers of recognised financial responsibility against such losses and risks and in such amounts as it believes are prudent and customary in the business in which they are engaged; neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition (financial or otherwise), earnings properties, business affairs or business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, except as described in or contemplated by the Offering Documents.

     Legal or Arbitration Proceedings

     (xxi) Except as disclosed in the Offering Documents, there has been no action, suit or legal, arbitration or governmental proceeding by or against the Company or any of its Subsidiaries prior to the signing hereof and there is no such proceeding pending that has had, and the Company does not believe that there are any threatened legal, arbitration or governmental proceedings by or against it or any of its Subsidiaries which would have a materially adverse effect on the Business, the current consolidated financial position, stockholders' equity or results of operations of the Company and its Subsidiaries taken as a whole.

     Other Agreements

     (xxii) No default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any mortgage, deed of trust, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound that would, individually and in the aggregate, have a materially adverse effect on or constitute a materially adverse change in, or constitute a development involving a prospective materially adverse effect on or change in, the condition (financial or otherwise), earnings, properties, business affairs or business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, except as described in the Offering Documents.

     Absence of Materially Adverse Change

     (xxiii) Subsequent to the date of the latest audited financial statements contained in the Offering Documents, neither the Company nor any of its Subsidiaries have sustained any material loss or interference with their respective Business or properties from fire, explosion or flood or any other calamity, whether or not covered by insurance, or from any labour dispute or any legal or governmental proceeding, and there has been no materially adverse change (including, without limitation, a change in management or control), or development involving a prospective materially adverse change, in the condition (financial or otherwise), management, earnings, property, business affairs, debt structure, stockholders' equity or business prospects, net worth or results of operations of the Company and its Subsidiaries, taken as a whole, other than as described in or contemplated by the Offering Documents.

     Description of Shares

     (xxiv) The Shares of common stock conform in all material respects to the descriptions therefore contained in the Offering Documents.

     Financial Statements

     (xxv) The consolidated financial statements included in the Offering Documents present fairly the financial position and results of operations of the Company and its Subsidiaries on a consolidated basis . present fairly the financial position and results of operations of COPE, Inc. at the respective dates or for the respective periods to which they apply and such consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States ("U.S. GAAP") applied on a consistent basis throughout the respective periods involved, except as stated in the Offering Documents.

     Approval of the Offering Documents

     (xxvi) The (i) German Prospectus, as filed with the Admission Office of the Frankfurt Stock Exchange and (ii) the Registration Statement / U.S. Prospectus as filed with the Securities and Exchange Commission - have been, as of the date hereof, declared approved or effective, as the case may be, or are expected to be declared approved or effective by .......,
     1999, as the case may be.

     Others

     (xxvii) Neither the Company nor any of its Subsidiaries have taken, directly or indirectly, any action which was designed to or which has constituted or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company to facilitate the sale or resale of the Firm Shares.

     (xxviii) The Company and each of its Subsidiaries have all licenses, franchises, permits, authorisations, approvals and orders and other concession, including those of and from all Governmental Authorities, that are necessary to own or lease their properties and conduct their respective Businesses and that are material to the Company and its Subsidiaries taken as a whole.

     (xxix)  The Company has taken and will take all necessary steps which the

     Company itself, its advisors or other external sources deem to be necessary to comply with the requirements of the Year 2000 Problem.


     (b) Warranties of the Selling Stockholder and the Major Existing
         Stockholders

     As a further condition of the obligation of the Underwriters to purchase the Firm Shares, the Selling Stockholder, regardless of fault, warrants to each of the Underwriters and the Major Existing Stockholders, severally and not jointly, regardless of fault, warrant to the Lead Manager for purposes of the Greenshoe Option that:

     (i) Such Selling Stockholder and such Major Existing Stockholder have full power to enter into this Agreement and to sell, assign, transfer and deliver to the Underwriters or the Lead Manager, the Selling Stockholder Shares or the Greenshoe Shares in accordance with the terms of this Agreement; if applicable, the execution and delivery of this Agreement have been duly authorised; and this Agreement has been duly executed and delivered by such Selling Stockholder and such Major Existing Stockholder.

     (ii) Such Selling Stockholder and such Major Existing Stockholders are the lawful owners of the Selling Stockholder Shares or the Greenshoe Shares to be sold by such Selling Stockholder or such Major Existing Stockholders hereunder and upon sale and delivery of, and payment for, such Selling Stockholder Shares or Greenshoe Shares, as provided herein, will convey good and marketable title to the respective shares, free and clear of any security interests, liens, encumbrances, equities, claims or other defects.

     (iii) To the extent that any statements or omissions are made in any Offering Documents or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder or such Major Existing Stockholders specifically for use therein, such Offering Document or amendment or supplement thereto did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Selling Stockholder and the Major Existing Stockholders, in particular, warrant that the Offering Documents are accurate as to Hicomp (in the case of the Selling Stockholder) or COPE, Inc. and its Subsidiaries (in the case of the Major Existing Stockholders), being duly incorporated, having a good standing under the law of its jurisdiction and having validly issued and fully paid all Shares.

     (iv) The execution and delivery by the Selling Stockholder or such Major Existing Stockholder of, and the performance by such Selling Stockholder or such Major Existing Stockholder of its obligations under, this Agreement, the sale of the Selling Stockholder Shares and the Greenshoe Shares to the Underwriters or the Lead Manager by the Selling Stockholder or such Major

          Existing Stockholder pursuant to this Agreement, the compliance by such Selling Stockholder or such Major Existing Stockholder with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not require the consent, approval, authorisation, registration or qualification of or with any governmental authority, except such as have been obtained or made or conflict with or result in a breach or violation of any of the terms and provisions of or constitute a default under any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Selling Stockholder or such Major Existing Stockholder is a party or by which the Selling Stockholder or such Major Existing Stockholder or any of such Selling Stockholder's or any such Major Existing Stockholder's properties are bound or any statute or any judgement, decree, order, rule or regulation of any court or other governmental authority or any arbitrator applicable to such Selling Stockholder or such Major Existing Stockholder.

          (v) Except as permitted by the Act, the Selling Stockholder and such Major Existing Stockholder have not distributed and, prior to the later of the Second Closing Date and the completion of the distribution of the Firm Shares, will not distribute any offering material in connection with the Offering other than Offering Documents and any amendment or supplement thereto.

          (vi) The Selling Stockholder and the Major Existing Stockholder have not taken and will not take, directly or indirectly, any action which is designed to or which is constituted or which might reasonably be expected to cause or result in stabilisation and manipulation of the price of the Offered Shares to facilitate the sale or resale of such Offered Shares.

   (c) The above warranties as specified in Article 2 (a) and (b) shall be deemed to be repeated at the Second Closing Date.


Article 3 Undertakings

   (a)    Undertakings of the Company

          The Company undertakes to each Underwriter that:

          (i) The Company will furnish to the Underwriters, without charge as many of the Offering Documents and any supplements or amendments thereto, which are deemed to be necessary in order to comply with all legal requirements applicable in the Federal Republic of Germany and the United States of America and all applicable rules and/or regulations of any competent Governmental Authority and the Stock Exchanges, as they may reasonably request, and if, at any time until six months from the completion of the Offering ( as determined by the Lead Manager), any event shall have occurred or condition shall exist as a result of which it is necessary, in the reasonable opinion of the Lead Manager, to amend or supplement any Offering Document.

        (ii) Any Offering Documents and any supplements or amendments thereto shall be in a form approved by the Lead Manager on behalf of the Underwriters and no amendment or supplement to any Offering Document shall be effected (i) without prior written notice thereof to the Lead Manager and (ii) which has been reasonably disapproved by the Lead Manager promptly after such notice thereof.

        (iii) If, at any time prior to the date on which all of the Firm Shares shall have been sold by the Underwriters, any event occurs as a result of which either Offering Document, as amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it shall be necessary at any time to amend or supplement either Offering Document to comply with applicable law or stock exchange regulations, the Company will promptly notify the Lead Manager and will promptly, at its own expense, prepare an amendment or supplement of the Offering Documents which will correct such statement or omission or effect such compliance and supply any amended Offering Document to the Lead Manager as the Lead Manager may reasonably request.

        (iv) The Company has filed a registration statement on Form SB-2 (File No. 333____) for purposes of being declared effective by the Securities and Exchange Commission and has made application for the Shares of common stock to be admitted to the Regulated Market (Geregelter Markt) with admission to trading on the Neuer Markt of the Frankfurt Stock Exchange and to the NASDAQ National Market and, if such declarations of approval have not been become effective as of the date hereof, will use its best efforts to obtain such an approval by the Securities and Exchange Commission and the Admission Office of the Frankfurt Stock Exchange as soon as possible and will furnish to the Securities and Exchange Commission, and the Admission Office of the Frankfurt Stock Exchange any and all documents, instruments, information and warranties that may be necessary or advisable in order to obtain such declarations of approval as soon as possible.

        (v) Promptly after receipt thereof, the Company will notify the Lead Manager of any communication received by it from any governmental or other authority or regulatory body, agency or organisation that may have a material and adverse effect on the offer and sale of the Offered Shares or relating to the form, content or use of any Offering Document, and, to the extent permitted by applicable law, the Company will promptly provide the Lead Manager with copies of any such communication that it received in writing.

        (vi) Prior to the date hereof and between the date hereof and the Second Closing Date the Company has not issued and shall not issue any public announcement in Germany, Switzerland or elsewhere, specifically in the United States of America, without prior notification and consultation and prior consent of the Lead Manager regarding such announcement. This shall, in particular, refer to the applicable SEC rules.

        (vii) The Company undertakes that it shall not publicly announce any intention to offer, pledge, sell, offer to sell, or otherwise transfer or dispose of, directly or indirectly any Shares of common Stock or any securities convertible into, or exercisable or exchangeable for any shares of Common Stock, or enter into any swap other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares of common stock or taking other measures economically equivalent to a sale for a period beginning as of the date of admission of the Shares of common stock to the Neuer Markt and continuing to and including six months after the date thereof and for another six months without the prior written consent of the Lead Manager, acting on behalf of the Underwriters and Deutsche Borse AG, unless this is required by binding law. NORD/LB may refuse its consent only if it establishes a justified interest. The restrictions described in the previous paragraph do not apply to the sale to the Underwriters of the New Shares under the Underwriting Agreement, issuances of common shares upon the exercise of common stock purchase warrants outstanding as of the date hereof and certain shares of common stock or options to purchase shares of common stock pursuant to the Company's employee benefit plans (Stock Option Plans) as in existence on the date of the Underwriting Agreement (which shall not be exercised within six months after the admission of the Shares of common stock at the Frankfurt Stock Exchange "Neuer Markt") and any acquisitions by the Company within the framework of its current business policy as contemplated on the date of the Underwriting Agreement and as included in the Offering Documents, provided that these acquisitions are executed by means of an exchange of shares or a capital increase of the share capital against non-cash capital contributions.

        (viii) The Company shall comply with the requirements as an issuer in accordance with Article 15 of the Securities Trading Act
        ("Wertpapierhandelsgesetz")

        (ix) The Company has obtained the signatures of those existing shareholders identified by the Lead Manager in accordance with the rules and regulations of the Frankfurt Stock Exchange "Neuer Markt" expressing their acceptance of the Market-Protection Regulations
        ("Marktschutzbestimmungen") and has delivered such declarations to the Lead Manager.

        (x) The Company has accepted the "Ubernahmecodex der
        Borsensachverstandigenkommission beim Bundesministerium der Finanzen" (Takeover Code of the Exchange Expert Commission at the Federal Ministry of Finance) dated 14 July 1995 and has delivered such declaration to the Lead Manager.

        (xi) The Company shall make available to its stockholders, as soon as practicable after the end of each fiscal year, an annual report (in English and in German) (including a balance sheet and statements of income, shareholders' equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants and prepared in conformity with U.S. GAAP) and as soon as practicable after the end of each fiscal quarter consolidated summary financial information of the Company and its Subsidiaries in reasonable detail, prepared in accordance with U.S. GAAP ("Quarterly Reports")

        (xii) The Company shall file an Annual Report on Form 10-KSB with the Commission during the period of five years from the effective date of the Registration Statement to the extent required by law, and during such time, to file with the Commission within the time periods specified in Form 10 QSB after the end of each of the first three fiscal quarters of each year in such period a report on Form 10-QSB.

        (xiii) The Company shall not (and shall not cause any of its Subsidiaries to) take, directly or indirectly, any action which is designed to or which constitutes or which might reasonably be expected to cause or result in stabilisation or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (xiv) The Company shall use the net proceeds received by it from the sale of the New Shares pursuant to this Agreement in the manner specified in the Offering Documents.

        (xv)  The Company shall hold a meeting of analysts at least once a year.

        (xvi) The Company shall make generally available to its security holders as soon as practicable, but in any event not later than ________, 2000 (eighteen months after the effective date of the Registration Statement (as de-fined in Rule 158 (c ) under the Act), an earnings statement of the Company and its Subsidiaries (which not be audited) complying with
        Section 11 (a) of the Act and the rules and regulations of the Commission thereunder (including at the option of the Company, Rule 158)

        (xvii) The Company has entered into "Designated Sponsor" contracts with the Lead Manager and HSBC Trinkaus & Burkhardt KGaA.

(b)     Undertakings of the Selling Stockholder and the Major Existing
        Stockholders

        The Selling Stockholder and each of the Major Existing Stockholders, severally and not jointly, undertake to each Underwriter or, in the case of the Greenshoe Option, to the Lead Manager:

        (i) not to pledge, sell, offer to sell, or otherwise transfer or dispose of, directly or indirectly any Shares of common stock or any securities convertible into, or exercisable or exchangeable for any Shares of common stock, or enter into any swap other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares of common stock, or taking other measures economically equivalent to a sale for a period of at least six months from the date of the admission of the Shares to the Neuer Markt. An exemption thereof is subject to the prior written consent of both, the Lead

     Manager and Deutsche Borse AG and for another six months without the prior written consent of the Lead Manager.
     With regard to the Major Existing Stockholders, the foregoing does not apply to the sale of the Greenshoe Shares as contemplated in Article 1 (b).

     (ii) The Selling Stockholder and each of the Major Existing Stockholders undertake to comply with the Market-Protection Regulations
     ("Marktschutzbedingungen")


Article 4  Payment of Expenses

     The Company agrees with the Lead Manager that in addition to its other obligations hereunder it will pay or cause to be paid the following:

(a) The Company and the Selling Stockholder (2/3 of the expenses of this Article 4 (a) will be borne by the Company, 1/3 of the expenses of this
     Article 4 (a) will be borne by the Selling Stockholder) will bear all incurred pertinent costs and fees. In particular, pertinent costs shall constitute the following:

     (i) all costs incurred in conjunction with the production of the German or the U.S. Prospectus (e.g. printing and distribution)

     (ii) the cost of preparing certificates in definitive form representing the Shares, if applicable

     (iii) the costs for the publication of the Offering and the notification thereof, and, if necessary, any supplements and other obligatory publications

     (iv) all other costs based on submitted records (e.g. costs for roadshows, translations, etc.)

     (v) all costs in conjunction with the publication of tombstone ads in national dailies (in accordance with the marketing concept)

     (vi) such expenses and listing fees as required in connection with the listing of the Shares on the Frankfurt Stock Exchange and on the NASDAQ National Market.

     (vii) a banking lump-sum amount of DEM 50,000, per value of the First Closing Date

     (viii) all incurred costs in conjunction with the Legal and the Financial Due Diligence.

(b) The Company, the Selling Stockholder and the Major Existing Stockholders each agree to bear the costs of its own respective outside legal, financial, advertising and other advisors in connection with the transactions referred to in this Underwriting Agreement. The Company, the Selling Stockholder and the Major

     Existing Stockholders shall not bear the legal fees as incurred by the Underwriters.

(c) The Company will bear the commission of the Underwriters' function as paying and depositary agents with regard to - if applicable - the payment of dividends by the Company. The applicable commission is subject to change and may thus be adapted to current rates.

(d) The Company shall pay to the Lead Manager and to HSBC Trinkaus & Burkhardt KGaA for its activities as a Designated Sponsor the amounts as specified in the respective Designated Sponsor contracts.

Article 5  Underwriters' Commission and Listing Commission

     In consideration of the agreement by the Underwriters to purchase the Firm Shares as set forth above, the Company and the Selling Stockholder shall pay to the Underwriters (a) a selling and underwriting commission of 5 % of the Offer Price and (b) the listing commission of DEM 150,000 (Borseneinfuhrungsprovision, the "Listing Commission"). 2/3 of such commissions shall be borne by the Company, 1/3 of such commissions shall be borne by the Selling Stockholder). The Underwriters shall be entitled to deduct the respective amounts of (a) the Underwriters' selling and underwriting commission and (b) the Listing Commission from the gross proceeds to be paid to the Company and the Selling Stockholder for the New Shares and the Selling Stockholder Shares.
     Upon exercise of the Greenshoe Option by NORD/LB pursuant to Article 1 (b) hereof, each of the Major Existing Stockholders, as the case may be, shall pay to NORD/LB the selling and underwriting commission of 5 % of the aggregate gross proceeds for the number of Greenshoe Shares as set forth in the Exercise Notice for each of the Major Existing Stockholder. The Lead Manager shall be entitled to deduct the selling and underwriting commission from such gross proceeds to be paid to each of the Major Existing Stockholders.


Article 6  Indemnity

(a) The Company (the "Indemnifying Party") agrees to indemnify each Underwriter and its directors, officers, employees, advisors, any affiliate of such Underwriter and each person who may be deemed to control such Underwriter (each an "Indemnified Party"), against any losses, claims or damages or liabilities to which such Indemnified Person may become subject in conjunction with any violation of any provision of this Underwriting Agreement by the Company or any liabilities the Underwriters may incur in conjunction with the provisions of the Securities Act. The Company shall indemnify the Underwriters, in accordance with existing law, against any losses, claims, damages, liabilities and expenses (including legal expenses and fees) which the Underwriters, severally or jointly, sustain or incur following threatened or asserted claims in connection with legal proceedings subject to the fact that the proceedings or claims are based on the Offering Documents being inaccurate, incorrect or incomplete or the violation of other obligations or requirements in conjunction with the admission of the Shares to the Stock Exchanges and the declaration of effectiveness of the Registration Statement by the Commission, provided that the Company shall not be liable in the event that

     (i) the Lead Manager in conjunction with the admission of the Shares at the Frankfurt Stock Exchange the Company does not observe the procedural rules and regulations of the Frankfurt Stock Exchange or

     (ii) any liability that is based upon any untrue or alleged untrue statement of any material fact contained in the Offering Documents (with regard to the sections "Certain Tax Consequences Under German Laws" and "Neuer Markt"), or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Offering Documents (with regard to the sections "Certain Tax Consequences Under German Laws" and "Neuer Markt") and the , or any amendment or supplement thereto, in reliance upon and in conformity with any written information furnished to the Company by the Lead Manager specifically for use in the preparation thereof.

(b) The Underwriters (the "Indemnifying Party") agree to indemnify, but only to the extent that the respective Underwriter(s) has/have violated any of the terms of the Underwriting Agreement, the Company and its directors, officers, employees, advisors, any subsidiaries of the Company (each an Indemnified Party) against any losses, claims or damages or liabilities and expenses (including legal expenses and fees) to which such Indemnified Party may become subject to in conjunction with any violation of the terms of this Underwriting Agreement by the Underwriters.

(c) The Selling Stockholder (the "Indemnifying Party") agrees to indemnify each Underwriter and its directors, officers, employees, advisors, any affiliate of such Underwriter and each person who may be deemed to control such Underwriter (each an "Indemnified Party"), against any losses, claims or damages or liabilities to which such Indemnified Person may become subject in conjunction with any violation of any provision of this Underwriting Agreement by the Selling Stockholder. The Selling Stockholder shall indemnify the Underwriters, in accordance with existing law, against any losses, claims, damages, liabilities and expenses (including legal expenses and fees) to the extent, but without limitation thereto, that any statements or omissions are made in any Offering Documents or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder specifically for use therein, such Offering Document or amendment or supplement thereto did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     The Selling Stockholder shall indemnify the Underwriters regarding the Offering Document as to Hicomp, being accurately described therein, being duly incorporated, having a good standing under the law of its jurisdiction and having validly issued and fully paid all shares.

(d) Each or both of the Major Existing Stockholder(s), as the case may be, (the "Indemnifying Party") agree(s) to indemnify each Underwriter and its directors, officers, employees, advisors, any affiliate of such Underwriter and each person who may be deemed to control such Underwriter (each an "Indemnified Party"), against any losses, claims or damages or liabilities to which such Indemnified Person may become subject in conjunction with any violation of any provision of this Underwriting Agreement by each or both of the Major Existing Stockholder(s), as the case may be. The Major Existing Stockholder(s) shall, in particular, but without limitation thereto, indemnify the Underwriters, in accordance with existing law, against any losses, claims, damages, liabilities and expenses (including legal expenses and fees) to the extent that any statements or omissions are made in any Offering Documents or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by such Major Existing Stockholder specifically for use therein, such Offering Document or amendment or supplement thereto did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     The Major Existing Stockholder(s) shall indemnify the Underwriters regarding the Offering Document as to COPE, Inc. and its Subsidiaries, being accurately described therein, being duly incorporated, having a good standing under the law of its jurisdiction and having validly issued and fully paid all Shares.

(e) No Indemnified Party, as defined in subsections (a) to (d) above, shall, without the written consent of the Indemnifying Party, effect the settlement or compromise of, or consent to the entry of any judgement with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder, accept a claim, conclude a settlement or waive a remedy if, by doing so, a claim could be substantiated and sought pursuant to this Agreement.

(f) If any action, suit, proceeding (including any governmental or regulatory investigation) claim or demand ("Action") shall be brought or asserted against any Indemnified Party under subsection (a), (b), (c ) and (d) in respect of which indemnity may be sought pursuant to this Article 8, the Indemnified Party shall promptly notify the Indemnifying Party in writing. The omission to promptly notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party, except to the extent that the delayed notification impaired the Indemnifying Party's ability to influence the outcome of the Action. Promptly upon receipt of such notice by the Indemnified Party, the Indemnifying Party may retain legal advisers reasonably satisfactory to the Indemnified Party to represent the Indemnified Party and any others, the Indemnifying Party may assume the defence of such Action and shall retain such legal advisers related to such Action. In any Action for which the Indemnifying Party has assumed the defence and retained legal advisers, any Indemnified Party shall have the right to retain its own legal advisers, but the fees and expenses of such legal advisers shall be the liability of such Indemnified Party, unless any of the following circumstances occur in which case they shall be the liability of the Indemnifying Party:

     (i) the Indemnifying Party has failed within a reasonable time to retain legal advisers reasonably satisfactory to the Indemnified Party or
     (ii) the parties in any such Action include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same legal advisers would be inappropriate due to actual or potential differing interests between them or
     (iii) the Indemnified Party could raise defences in the Action which are not available to the Indemnifying Party.

     The Indemnifying Party shall not, in connection with any Action or related action in the same jurisdiction, be liable (except as mentioned above) for the fees and expenses of more than one separate firm of legal advisers ( in addition to any local legal advisers) for all Indemnified Parties, and all such fees and expenses shall be reimbursed as the are incurred.

(g) The foregoing indemnities shall remain unaffected by any termination of this Agreement or the completion of the Offering, as contemplated by this Agreement.

(h)  The respective obligations of the Company and the Underwriters under this
     Article 6 shall be in addition to any liability which such parties may otherwise have.


Article 7  Conditions Precedent

     The obligations of the Underwriters to purchase and pay for the Firm Shares shall be subject, in the Underwriters' sole discretion, to the following conditions:

(a)  the Lead Manager shall have received

     (i) certified copies of the resolutions of the Board of Directors and Stockholders of the Company authorising the issue of the Offered Shares. ;

     (ii) a legal opinion from Oppenheimer Wolff & Donnelly LLP, dated the First Closing and the Second Closing Date, in form and substance satisfactory to the Lead Manager and to the effect substantially in the form set forth in Annex A ;

     (iii) a legal opinion from Oppenheimer Wolff & Donnelly LLP, dated the Second Closing Date, in form and substance satisfactory to the Lead Manager and to the effect substantially in the form set forth in Annex B ("10b-5 Opinion);

     (iv) a letter dated, respectively, the First Closing Date and the Second Closing Date from Dr. Ebner, Dr. Stolz & Partner, in form and substance satisfactory to the Underwriters and to the effect substantially in the form set forth in Annex C;

     (v) a certificate, in a form satisfactory to the Lead Manager, dated as of the Second Closing Date of duly authorised officers of the Company as to
     (A) the accuracy of the warranties of the Company at and as of the date of such certificate, (B) the performance by the Company of all its obligations to be performed hereunder at or prior to such date, (C ) the filing of all Offering Documents required to be filed under applicable law in the Federal Republic and in the United States as of the date of this Agreement and (D) the absence of any material averse change as specified in Article 8 (c ) in the form set forth in Annex D and;

     (vi) certificates, in a form satisfactory to the Lead Manager, dated of the Second Closing Date of the Selling Stockholder and the Major Existing Stockholders as to (A) the accuracy of the warranties of the Selling Stockholder and the Major Existing Stockholders, and (B) the performance of the Selling Stockholder and the Major Existing Stockholders of all his obligations to be performed hereunder in the form set forth in Annexes E, F and G.

     (vii) a letter dated, respectively, the First Closing Date and the Second Closing Date from ATAG Ernst & Young, in form and substance satisfactory to the Lead Manager and to the effect substantially in the form set forth in Annex H;

(b) The Shares have been admitted to the Regulated Market ("Geregelter Markt") with admission to trading on the Neuer Markt of the Frankfurt Stock Exchange and the Registration Statement as filed with the Securities and Exchange Commission has been declared effective.

(c) There has been no event making any of the warranties or undertakings or their performance by the Company, the Selling Stockholder and the Major Existing Stockholders contained in Articles 2 and 3 untrue or incorrect and the Company, the Selling Stockholder and the Major Existing Stockholders have not been in non-compliance with any of their other undertakings or warranties set forth in this Agreement, in each case material for the Offering.

(d) The Lead Manager on behalf of the Underwriters shall have received from the Company 3 copies of each of the Offering Documents duly signed by two officers of the Company with sufficient power to represent the Company in such matters.

(e) On or before the Second Closing Date the Lead Manager on behalf of the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company, the Selling Stockholder and the Major Existing Stockholders.

(f)  The actions as specified for purposes of the First Closing, Article 1
     (a)(iii)(A) and Article 1 (c )  have been fully and finally performed.

(g) The Company or any of its Subsidiaries sustained any material loss or interference with their respective Business or properties from any accident or calamity, whether or not covered by insurance or from any legal or governmental proceeding, or there shall have been any materially adverse change, or a development involving a prospective materially adverse change in the condition (financial or otherwise), any change in the capital stock or debt structure management, earnings, properties, business affairs, stockholders' equity or business prospects, net worth or results of operations of the Company or any of its Subsidiaries, except in each case contemplated in the Offering Documents. ("Material Adverse Change")

(h) The Underwriters, in their sole discretion, shall have the right to waive, any of the conditions as specified in Article 7 (a) - (g).

(i)   Notwithstanding the foregoing of this Article 7

      (i) the obligation of the Company and the Selling Stockholder to pay to the Lead Manager on behalf of the Underwriters the expenses, to the extent incurred, by the Underwriters, the banking lump-sum amount of DEM 50,000 and all costs of third parties which NORD/LB, in agreement with the Company -has engaged, shall continue in full force and effect; and

      (ii) any liability (including as to Article 6) as a result of any prior breach of the provisions of this Agreement shall continue in full force and effect.

Article 8  Termination

(a) Under the following circumstances, at the sole discretion of the Lead Manager on behalf of the Underwriters (in the case of Article 8 (a)(i)) or in the opinion of the Underwriters (in the case of Article 8 (a)(ii) -
      (iv)), this Agreement may be terminated by notice in writing to the Company, the Selling Stockholder and the Major Existing Stockholders. This Agreement may only be terminated until the first day of listing of the Shares at the Frankfurt Stock Exchange, "Neuer Markt".

(i) The Legal Due Diligence or the Financial Due Diligence produces substantially new and materially adverse findings

(ii) The occurrence of any substantial alterations in the capital markets in the wake of extraordinary and inevitable events of an economic and/or political nature whereby the successful execution of this Secondary Public Offering is endangered or if this Secondary Public Offering is deemed to be no longer reasonable for the Underwriters.

(iii) The Company or any of its Subsidiaries sustained any material loss or interference with their respective Business or properties from any accident or calamity, whether or not covered by insurance or from any legal or governmental proceeding, or there shall have been any materially adverse change, or a development involving a prospective materially adverse change in the condition (financial or otherwise), any change in the capital stock or debt structure management, earnings, properties, business affairs, stockholders' equity or business prospects, net worth or results of operations of the Company or any of its Subsidiaries, except in each case contemplated in the Offering Documents.

(iv) The admission to the Geregelter Markt and listing on the "Neuer Markt" of the Frankfurter Wertpapierborse (Frankfurt Stock Exchange) or the approval of the Registration Statement by the Commission not been effected by the time of the execution of this Agreement and, in the sole discretion of the Underwriters and after consultation with the Company is not expected to be effected or is expected to be effected at a time whereby the successful execution of this Secondary Public Offering is endangered or if this Secondary Public Offering is deemed to be no longer reasonable for the Underwriters.

(b)   If this Agreement is terminated pursuant to the conditions as set out in
      Article 8 (a)(i)-(iv) or otherwise, it is agreed that the Lead Manager - for and on behalf of the Underwriters - is entitled to request the Company to - within a period of thirty (30) calendar days as of the listing of the Shares at the Frankfurt Stock Exchange, Neuer Markt, dated 7 September 1999- designate a purchaser of the New Shares that shall purchase the New Shares at an aggregate price that shall not fall short of the amount as effected on the First Closing Date. In the event that COPE, Inc. fails to designate such a purchaser in the before-mentioned period, the Underwriters shall be entitled to sell the New Shares to a third party. The aggregate gross proceeds hereby received shall be paid to COPE, Inc. by the Lead Manager. The amount as paid on the First Closing Date shall be deducted from such aggregate gross proceeds.

      The Underwrites shall transfer the Selling Stockholder Shares to the Existing Stockholder to an account designated by the Selling Stockholder in Article 17 (d).

(c) Notwithstanding the foregoing of this Article 8, the following provisions shall continue in full force and effect

      (i) the obligation of the Company and the Selling Stockholder to pay to the Lead Manager on behalf of the Underwriters the expenses to the extent incurred by the Underwriters, the banking lump-sum amount of DEM 50,000 and all costs of third parties which NORD/LB - in agreement with the Company -has engaged;

      (ii) any liability as a result of any prior breach of the provisions of this Agreement;

      (iii) the respective indemnities of the Company, the Underwriters, the Selling
      Stockholder and the Major Existing Stockholders as specified in Article 6 hereof.

      (iv) any other provisions of this Agreement that are expressed to survive the termination hereof.

Article  9  Stabilisation

     Under the condition that this may be necessary, the Lead Manager may, with the consent of the Company, to the extent permitted by, and in accordance with, applicable laws and regulations take stabilising measures. The Lead Manager shall act as agent of the Underwriters and not as agent of the Company, and any profit or loss resulting from such stabilising measures shall be retained or borne (as the case may be) by the Underwriters.

     The Lead Manger and HSBC Trinkaus & Burkhardt Kommanditgesellschaft auf Aktien shall be available as Designated Sponsors for purposes of the Frankfurt Stock Exchange, "Neuer Markt" for the minimum period of at least one year. Rule 103 of Regulation M shall apply to the Lead Manger.

Article 10  Written Form

     All amendments to this Agreement shall be made in writing including a waiver of the requirement of writing.

Article 11  Notices

     In all dealings hereunder, the Lead Manager shall act on behalf of each of the Underwriters. Any notice or notification in any form to be given under this Agreement may be delivered in person or sent by facsimile or given by telephone (in the case of a communication by telephone a confirmation in writing shall be furnished) addressed to:

     in the case of  the Company

     COPE, Inc.
     Mr Adrian Knapp
     Grundstrasse 14

     CH -  6343 Rotkreuz

     Phone: + 41 41 798 3344
     Facsimile: + 41 41 798 3393

     in the case of the Underwriters

     Norddeutsche Landesbank Girozentrale
     (as Representative)
     Capital Markets / Documentation
     Hildesheimer Strasse  6

     D - 30159 Hannover

     Phone: + 49 511 361 2959
     Facsimile: + 49 511 361 4441

     in the case of the Major Existing Stockholders

     Mr Adrian Knapp

     details, as specified for purposes of the Company

     Mr Stephan Isenschmid

     details, as specified for purposes of the Company


     in the case of the Selling Stockholder

     Mr Uwe Hinrichs
     Grundgensstrasse 16

     D - 22309 Hamburg

     Phone: + 49 40 6380910
     Facsimile: + 49 40 6316004

     Any notice under this Article 11 shall take effect, in the case of delivery at the time of such delivery and, in the case of a notice by facsimile at the time of receipt thereof and in the case of a notice given by telephone at the time of receipt of the respective written confirmation.

Article  12  Severability

     It is the desire and intent of the parties that the provision of this Agreement be enforced to the fullest extent permissible under the laws and the public policies applied in each jurisdiction where enforcement is sought. Accordingly the following shall apply:
     If any provision of this Agreement shall be held illegal, invalid or unenforceable (in whole or in part), the remaining provisions of this Agreement shall continue to be in full force and effect. The illegal, invalid or unenforceable provision shall be replaced by legal, valid and enforceable provisions that as closely as possible reflect the economic impact of the illegal, invalid or unenforceable provisions, as the case may be. Such replacing provisions shall be determined in good faith negotiations.

Article  13  Governing Law

     This Agreement shall be governed and construed in accordance with the substantive laws of the Federal Republic of Germany.

Article 14  Submission to Jurisdiction

     The parties to this Agreement agree that any legal suit, action or proceeding arising out of or in connection with this Agreement will be instituted in the courts of Frankfurt am Main, Federal Republic of Germany.

Article 15  Release

     All parties to this Agreement are released from the restrictions of (S) 181 BGB ("Burgerliches Gesetzbuch" - the German Civil Code)

Article 16  Successors

     This Agreement shall be binding upon, and inure solely to the benefit of the parties to this Agreement and, to the extent provided for in Article 6, the "Indemnified Persons" as defined therein, and their respective successors and assignees. No other person shall have any right under or by virtue of this Agreement. It shall be understood that no purchaser of any of the Shares shall be deemed to be a successor or assignee by reason merely of such purchase.

Article 17   Miscellaneous

     (a)  Schedules, etc.
          All Schedules and Annexes hereto form an integral part of this Agreement.

      (b) Subsidiaries
      For purposes of this Agreement, Subsidiaries shall refer to the following entities: COPE Holding AG, COPE AG, COPE GmbH, COPE Handelsges.mbH and HICOMP GmbH,

      (c) Counterparts
      Each executed counterpart shall constitute an original of one and the same Agreement.

      (d) Headings The headings herein contained are inserted for convenience of reference only and are not intended to be part of, or to affect, the meaning of interpretation of this Agreement.

      (e)  Accounts

      to be delivered

IN WITNESS WHEREOF, the undersigned, in the case of the Company and the Underwriters having been duly authorised and empowered, have executed this
Agreement as of the  (needs to be discussed)   1999.


(1)  COPE,  Inc.

By: ---------------------------------------


By: ---------------------------------------



(2)  Mr Uwe Hinrichs


-------------------------------------------



(3) Mr Stephan Isenschmid, as Major Existing Stockholder


-------------------------------------------



(4) Mr Adrian Knapp, as Major Existing Stockholder


------------------------------------------



(5)  Norddeutsche Landesbank Girozentrale

By: --------------------------------------

By: --------------------------------------

(6)  HSBC  Trinkaus & Burkhardt Kommanditgesellschaft auf Aktien

By:  -------------------------------------

By:  -------------------------------------


(7)  Bank Julius Bar & Co. AG, Zurich

By:  -------------------------------------

By:  -------------------------------------